UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

COMPUTER HORIZONS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	0-7282	13-2638902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Route 46 - Suite 310, Parsipanny, NJ		07054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 257-5030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On February 11, 2009, the Company filed amendments to its Certificate of Incorporation (the “Amendments”) that (i) effectuated a 1-for-500 reverse stock split (the “Reverse Stock Split”) of its outstanding shares of Common Stock, $0.10 par value per share (the “Common Stock”), whereby each share of the Company’s Common Stock outstanding immediately prior to the Reverse Stock Split was converted into one five hundredth (1/500) of a share of post-reverse-split stock, except that shares of stock held by shareholders owning of record fewer than 500 shares of Common Stock immediately prior to the Reverse Stock Split were converted into the right to receive a cash payment of $0.30 for each share of Common Stock so held and (ii) immediately following the Reverse Stock Split, effectuated a 500-for-1 forward stock split, whereby each share of post-reverse-split stock was converted into five hundred (500) shares of Common Stock (the “Forward Stock Split”).

The Amendments were approved by the shareholders of the Company at the annual meeting of shareholders held on February 10, 2009, followed by final approval of the Amendments by the Board of Directors of the Company.

Item 8.01	Financial Statements and Exhibits.

Exhibit No.	Document
3(i)(1)	Certificate of Amendment to Certificate of Incorporation to effectuate the Reverse Stock Split.
3(i)(2)	Certificate of Amendment to Certificate of Incorporation to effectuate the Forward Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.
(Registrant)

Date: February 17, 2009

	By:	/s/ Barbara Rodriguez
Barbara Rodriguez
Chief Financial Officer